                                                                    EXHIBIT 10.4


            THIS FIRST PREFERRED MORTGAGE is made and given this 20th day of May, 1997 by Alta Ltd., a company organized and existing under the laws of the Cayman Islands, having its registered office in Grand Cayman, Cayman Islands, British West Indies, and qualified as a foreign maritime entity under the laws of the Republic of Liberia (the "Owner"), as mortgagor, in favor of CHRISTIANIA BANK OG KREDITKASSE ASA, a banking corporation organized and existing under the laws of the Kingdom of Norway, acting through its main office in Oslo, Norway (the "Mortgagee"), as security trustee for the Creditors (as hereinafter defined).

                                W H E R E A S : -

            A. The Owner is the sole owner of the whole of the vessel ALTA (the "Vessel"), Official No. 9320, of 76,992 gross registered tons and 42,305 net registered tons, built in Nagasaki, Japan in 1990, and registered and documented in the name of the Owner under the laws and flag of the Republic of Liberia at the Port of Monrovia.

            B. Pursuant to a loan facility agreement dated May 15, 1997 (the "Senior Facility Agreement"), made by and among, INTER ALIOS, General Maritime I, L.P., a limited partnership organized and existing under the laws of the Cayman Islands (the "Borrower"), as borrower, and the Lenders (as defined therein) (in such capacity, the "Senior Lenders"), as lenders, and the Mortgagee, as agent for the Senior Lenders, a copy of which without Schedules is attached hereto as Exhibit A, the Mortgagee and Union Bank of Norway, a banking corporation organized and existing under the laws of the Kingdom of Norway, as initial lenders, in accordance with the terms of the Senior Facility Agreement, made available to the Owner a loan facility in the principal amount of U.S. $27,000,000 (the "Senior Loan"), the Senior Loan to be repaid by the Owner in twenty consecutive quarterly installments, commencing August 20, 1997, with a final installment due on May 20, 2002, each of the first through the fourth of such quarterly installments to be in the principal amount of U.S. $700,000, each of the fifth through the eighth of such quarterly installments to be in the principal amount of U.S. $800,000, each of the ninth through the twelfth of such quarterly installments to be in the principal amount of U.S. $900,000, each of the thirteenth through the sixteenth of such quarterly installments to be in the principal amount of U.S. $1,000,000, each of the seventeenth through the nineteenth of such quarterly installments to be in the principal amount of U.S. $1,100,000 and a final such quarterly installment to be in the principal amount of U.S. $10,100,000.

            C. Pursuant to the terms of the Senior Facility Agreement the Senior Loan shall bear interest at the rate per annum equal to the aggregate of
(i) LIBOR (as defined in the Senior Facility Agreement) and (ii) one and one-eighth percent (1 1/8%), payable as provided therein; default interest thereon shall be payable by the Borrower at the rate per annum of one percent (1%) above the interest rate which would otherwise be applicable (the "Senior Default Rate").

            D. Pursuant to an ISDA master agreement dated as of May 14, 1997 (the "ISDA Master Agreement"), the form of which is attached hereto as Exhibit B, between the Borrower and Christiana Bank og Kreditkasse ASA ("CBK"), CBK agreed to make available to the Borrower an interest rate swap facility.

            E. The Swap Agreement provides that one of the conditions upon which CBK will make the swap facilities available to the Borrower is that the Owner shall mortgage the Vessel to CBK to secure the repayment of the Borrower's obligations under the Swap Agreement and the payment of interest thereon and of all other sums of money from time to time owing to CBK under the Swap Agreement
up to the amount of United States Dollars (U.S.$   ).

            F. In accordance with a confirmation letter dated May 15, 1997 (the "Senior Confirmation Letter"), a copy of which is attached hereto as Exhibit C, made by and between the Borrower and CBK (the "Senior Confirmation"), CBK agreed to make available to the Borrower an interest rate swap facility (the "Senior Swap Facility") in respect of the Senior Loan under which CBK has a maximum potential exposure of United States Dollars (U.S.$ ) (the "Senior Contingent Sum") upon the terms and conditions contained therein.

            G. Pursuant to a loan facility agreement dated May 15, 1997 (the "Junior Facility Agreement" and, together with the Senior Facility Agreement the "Facility Agreements"), made by and among, INTER ALIOS, the Borrower, as borrower, and the Lenders (as defined therein) (in such capacity the Junior Lenders and, together with the Senior Lenders, the "Creditors"), as lenders, a copy of which without Schedules is attached hereto as Exhibit D, the Mortgagee, as the initial Junior Lender, in accordance with the terms of the Junior Facility Agreement, made available to the Borrower a loan facility in the principal amount of U.S. $3,000,000 (the "Junior Loan"), the Junior Loan to be repaid by the Owner on May 20, 2002 in one installment to be in the amount necessary to repay the Junior Loan in full.

            H. Pursuant to the terms of the Junior Facility Agreement the Junior Loan shall bear interest from the date hereof until May 20, 1999 at the rate per annum equal to the aggregate of (i) LIBOR (as defined in the Junior Facility Agreement) and (ii) three percent (3%) and from May 21, 1999 to May 20, 2002 at a rate of interest in effect pursuant to the provisions of Clause 9 of the Junior Facility Agreement, payable as provided therein; default interest thereon shall be payable by the Borrower at the rate per annum of one percent (1%) above the interest rate which would otherwise be applicable (the "Junior Default Rate" and, together the Senior Default Rate (the "Default Rates")).

            I. In accordance with a confirmation letter dated May 15, 1997 (the "Junior Confirmation Letter" and, together with the Senior Confirmation Letter and the ISDA Master Agreement, the "Swap Agreement"), a copy of which is attached hereto as Exhibit E, made by and between the Borrower and CBK, CBK agreed to make available to the Borrower an interest rate swap facility (the "Junior Swap Facility") in respect of the Junior Loan under which CBK has a maximum potential exposure of United States Dollars (U.S.$ ) (the "Junior Contingent Sum") upon the terms and conditions contained therein.

            J. Pursuant to a trust deed dated May 15, 1997 (the "Trust Deed") made by and among, INTER ALIOS, the Borrower, as borrower, the Mortgagee, as security trustee, and the Creditors, the Mortgagee agreed, INTER ALIA, to receive, hold, administer and enforce this Mortgage on behalf of the Creditors.

            K. Pursuant to a guarantee dated May 15, 1997 (the "Guarantee"), a copy of which is attached hereto as Exhibit F, made by the Owner in favor of the Mortgagee, as security trustee, the Owner guaranteed the punctual payment and performance when due of the obligations of the Borrower under the Facility Agreements and the Swap Agreement.

            L. It is a condition precedent to the making of the Senior Loan, the Junior Loan, the Senior Swap Facility and the Junior Swap Facility that the Owner secure its obligations under the Guarantee by this Mortgage.

            M. The Owner, in order to secure the repayment of the Outstanding Indebtedness (as that term is defined in sub-clause 1.1 hereof) and to secure the performance and observance of and compliance with all the covenants, terms and conditions in the Guarantee and this Mortgage contained, expressed or implied to be performed, observed and complied with by and on the part of the Owner, has duly authorized the execution and delivery of this First Preferred Mortgage under and pursuant to Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended.

NOW, THEREFORE, THIS MORTGAGE WITNESSETH:

1.    DEFINITIONS

      In this Mortgage, unless the context otherwise requires:

        1.1 "Outstanding Indebtedness" means all sums of money owing to the Creditors by the Owner from time to time under or in connection with the Guarantee and this Mortgage;

        1.2   "the Vessel" means the whole of the vessel described in Recital
              (A) hereof and includes all her engines, machinery, boats, boilers, masts, rigging, anchors, chains, cables, apparel, tackle, outfit, spare gear, fuel, consumable or other stores, belongings, freights and appurtenances whether on board or ashore, whether now owned or hereafter acquired, and all additions, improvements and replacements hereafter made in or to the said Vessel, or any part thereof, except such equipment or stores which, when placed aboard the Vessel, do not become the property of the Owner and except that it is not intended that this Mortgage shall include property other than the Vessel and it shall not include property other than the Vessel as that term is used in subdivision 2 of Section 106 of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended; and

2.      SECURITY

        In consideration of the premises and of other good and valuable consideration, the receipt and adequacy whereof are hereby acknowledged, and in order to secure the payment of the Outstanding Indebtedness in the specific manner set forth in this Mortgage and the Guarantee, the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage to and in favor of the Mortgagee, its successors and assigns, the whole of the Vessel TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns, forever, upon the terms set forth in this Mortgage for the enforcement of the payment of the Outstanding Indebtedness and to secure the performance and observance of and compliance with the covenants, terms and conditions in this Mortgage and the Guarantee contained, PROVIDED, HOWEVER, and the terms of this Mortgage are such that, this Mortgage shall be discharged, canceled and have no further effect when there shall be no further amounts payable to the Mortgagee and the Creditors in respect of the Outstanding Indebtedness and the Owner shall have complied with all of the covenants, terms and conditions in this Mortgage and the Guarantee contained.

3.      DECLARATION OF INDEBTEDNESS

        The Owner hereby covenants and agrees to pay the Outstanding Indebtedness to the Creditors or their respective successors and assigns.

4.      CONTINUING SECURITY

        It is declared and agreed that the security created by this Mortgage shall be held by the Mortgagee (for and on behalf of itself and the other Creditors) as a continuing security for the payment of the Outstanding Indebtedness and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the amount hereby secured.

5.      INSURANCE AND MAINTENANCE OF THE VESSEL

        The Owner covenants and agrees, unless the Mortgagee on behalf of the Creditors has given its prior written consent to the contrary:

        (i) to insure and keep the Vessel insured or procure that the Vessel is kept insured at no expense to the Mortgagee or the Creditors at all times and for as long as the Vessel is subject to this Mortgage, against such risks, including, but not limited to, Hull and Machinery, Hull Interest, Loss of Hire, Freight Interest, Protection & Indemnity (including satisfactory (in the sole opinion of the Mortgagee) cover for pollution liability) and War Risk insurances, in such amounts, on such terms and with such insurers as the Mortgagee may reasonably require, and to register and maintain the registration of the Mortgagee's interest in all insurance policies with such insurers;

        (ii) to ensure that the insurance value of the Vessel covers the actual risks to which the Vessel is from time to time exposed, but not less than (i) with respect to Hull & Machinery insurance at least eighty percent (80%) of the Fair Market Value of the Vessel and
              (ii) except with respect to P&I and Loss of Hire insurance, the higher of the Fair Market Value and one hundred twenty percent (120%) of the then outstanding amount of the

              Outstanding Indebtedness upon such terms and with such deductibles as shall from time to time be approved by the Mortgagee;

        (iii) to deliver an annual certificate to the Mortgagee from the insurance broker(s) through whom the insurances relevant to the Vessel have been placed evidencing that the insurances referred to in sub-clause (i) above have been taken out in respect of the Vessel and that such insurances are in full force and effect;

        (iv) at the request of the Mortgagee, to obtain (at the Owner's expense) Mortgagee Interest Insurance and, if so requested by the Mortgagee, Extended Mortgagee Interest - Additional Perils (Pollution Cover) Insurance relevant to the Vessel in the form and substance satisfactory to the Mortgagee;

        (v) to reimburse the Mortgagee, from time to time, for all costs and expenses incurred by the Mortgagee in its procurement of a Mortgagee's Interest Policy in respect of its interest in the Vessel (including Additional Perils (Pollution) coverage);

        (vi) to keep and to cause to be kept the Vessel in a good and efficient state of repair so that the Vessel is classed and maintained in the highest class with American Bureau of Shipping or another classification society acceptable to the Mortgagee, and to comply with the provisions of all laws, regulations and requirements (statutory or otherwise) from time to time applicable to vessels registered under the flag of the Republic of Liberia, and at all times to maintain the approval of the Vessel by all oil company majors, and to procure that all repairs to or replacements of any damaged, worn or lost parts or equipment be effected in such manner (both as regards workmanship and quality of materials) as not to diminish the value of the Vessel and to permit the Mortgagee, at the cost of the Mortgagee, by surveyors or other persons appointed by it in its behalf to board the Vessel at all reasonable times for the purpose of inspecting her condition or for the purpose of satisfying itself in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided that such inspections will cause no undue delay to the Vessel;

        (vii) not to employ the Vessel or suffer her employment in any trade or business which is forbidden by the laws of the Republic of Liberia or is otherwise illicit or in carrying illicit or prohibited goods or in any manner whatsoever which may render her liable to condemnation in a Prize Court or to destruction, seizure or confiscation of the Vessel and, in the event of hostilities in any part of the world (whether war be declared or not), not to employ the Vessel or suffer her employment in carrying any contraband goods or to enter or trade to any zone which is declared a war zone by any government or by the Vessel's War Risks insurers, unless necessary extra War Risks insurance cover has been obtained for the Vessel;

       (viii) not to change the registration of the Vessel from the laws and flag of the Republic of Liberia without the prior written consent of the Mortgagee;

       (ix) to maintain its qualification in good standing as a foreign maritime entity in the Republic of Liberia;

       (x) not to sell, agree to sell, abandon or otherwise dispose of the Vessel or any interest therein or to suffer the disposition of any thereof;

       (xi) to pay to the Mortgagee on demand, all moneys (including reasonable fees of counsel) whatsoever which the Mortgagee shall or may expend, be put to or become liable for, in or about the protection, maintenance or enforcement of the security created by this Mortgage or in or about the exercise by the Mortgagee of any of the powers vested in it hereunder or under the Trust Deed and to pay interest thereon at the Default Rates from the date such demand for payment is made;

       (xii)  to immediately notify the Mortgagee of:

              (a) any accident to the Vessel involving repairs the cost whereof will or is likely to exceed the sum of U.S. $500,000 (or the equivalent in any other currency);

              (b) any occurrence in consequence whereof the Vessel has become or is likely to become a total loss;

              (c) any arrest of the Vessel or the exercise or purported exercise of any lien on the Vessel or the earnings of the Vessel;

              (d) any requisition for title or other compulsory acquisition of the Vessel otherwise than by requisition for hire; and

              (e) any capture, seizure, arrest, detention or confiscation of the Vessel by any government or by persons acting or purporting to act on behalf of any government;

              (f) any material interruption in the operation of the Vessel, including, but not limited to an Off-Hire period of five days or more, and the financial implications of such interruption;

       (xiii) not bring the Vessel in any yard for repairs (other than for the purpose of ordinary drydockings at regular intervals), the costs of which might exceed U.S. $500,000 (or the equivalent thereof in any other currency), in addition to normal drydocking expenses, or permit any major change or structural alteration to be made to the Vessel.

      (xiv) not to create, incur or permit to be placed or imposed or continued upon the Vessel any lien whatsoever other than for Master's and crew's wages, salvage compensation and disbursements arising by operation of law and the lien of this Mortgage;

      (xv) to comply with all declaration and reporting requirements imposed by the Protection and Indemnity club or insurers including, without limitation, the quarterly declarations required by the U.S. Oil Pollution Clause 20/2/91, and to insure payment of all premiums required to maintain in force the maximum U.S. Oil Pollution Cover;

      (xvi) not in any material way change, amend, negotiate, cancel or terminate the Charterparty or the Management Agreement without the prior written consent of the Mortgagee;

      (xvii) to permit a valuation of the Vessel pursuant to the terms of Clause 14.1 of the Facility Agreements; and

      (xviii) to place or to cause to be placed and at all times and places to retain or to cause to be retained a properly certified copy of this Mortgage on board the Vessel with her papers and cause this Mortgage to be exhibited to any and all persons having business with the Vessel which might give rise to any lien thereon, other than liens permitted under the preceding Clause 5(xiv) hereof, and to any representative of the Mortgagee on demand; and to place and keep or to cause to be placed and kept prominently displayed in the chart room and in the Master's cabin of the Vessel a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than six
              (6) inches wide by nine (9) inches high, reading as follows:

              "NOTICE OF MORTGAGE

              This Vessel is covered by a First Preferred Mortgage to Christiania Bank og Kreditkasse ASA, as security trustee, under the authority of Title 22 of the Liberian Code of Laws of 1956, as amended. Under the terms of the said First Preferred Mortgage, neither the Owner nor any charterer nor the Master nor any officer or agent of this Vessel nor any other person has any right, power or authority to create, incur or permit to be imposed upon this Vessel any lien whatsoever other than for crew's wages or salvage."

6.      AUTHORITY OF THE MORTGAGEE

        Without prejudice to any other rights of the Mortgagee hereunder:

        (i) in the event that the provisions of Clause 5(i) hereof or any of them shall not be complied with, the Mortgagee and/or the Creditors shall be at liberty to effect and thereafter to replace, maintain and renew all such insurances relating to the Vessel as in their sole discretion they may think fit;

        (ii) in the event that the provisions of Clause 5(vi) hereof shall not be complied with, the Mortgagee and the Creditors shall be at liberty to arrange for the carrying out of such repairs and/or surveys as they deem expedient or necessary; and

        (iii) any and all expenses incurred by the Mortgagee (including reasonable fees of counsel) in respect of their performance under the foregoing sub-clauses (i) and (ii) shall be paid by the Owner on demand, with interest thereon at the Default Rate from the date when such expenses were paid by the Mortgagee and/or the Creditors, as the case may be.

7.      EVENTS OF DEFAULT

        (A) Each of the following events shall constitute an Event of Default:

        (i) an Event of Default (as defined in the Senior Facility Agreement) stipulated in Clause 16 of the Senior Facility Agreement shall occur and be continuing;

        (ii) an Event of Default (as defined in the Junior Facility Agreement) stipulated in Clause 16 of the Junior Facility Agreement shall occur and be continuing;

        (iii) failure to pay when due the Outstanding Indebtedness or any portion thereof; and

        (iv) a default by the Owner in the due and punctual observance of any of the covenants in this Mortgage and such default if capable of remedy is not remedied within ten (10) business days after notice from the Mortgagee to the Owner requesting action to remedy such default. The remedy period of ten (10) business days shall not apply to the Owner's obligations according to Clause 5(i), (ii), (iv) and (xv) hereof.

        (B) If any Event of Default shall happen, the Mortgage, shall be entitled:

        (i) to demand payment by written notice to the Owner of the Outstanding Indebtedness, whereupon such payment by the Owner to the Mortgagee, on behalf of the Creditors, shall be immediately due and payable, anything contained in the Guarantee, the Facility Agreements, the Swap Agreement or this Mortgage to the contrary notwithstanding and without prejudice to any other rights and remedies of the Mortgagee or the Creditors under the Guarantee, the Facility Agreements, the Swap Agreement or this Mortgage;

        (ii) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by any applicable law, including those under the provisions of Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended;

        (iii) to take possession of the Vessel, wherever the same may be, without prior demand and without legal process (when permissible under applicable law);

        (iv) to require that all policies, contracts, and other records in respect of the insurances relating to the Vessel (including details of and correspondence concerning outstanding claims) be forthwith delivered to such adjusters, brokers or other insurers as the Mortgagee may nominate;

        (v) to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the insurances relating to the Vessel or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion thinks fit and to permit the brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

        (vi) to discharge, compound, release or compromise claims against the Owner in respect of the Vessel which have given or may give rise to any charge or lien on the Vessel or which are or may be enforceable by proceedings against the Vessel;

        (vii) to take appropriate judicial proceedings for the foreclosure of this Mortgage and/or for the enforcement of the Mortgagee's rights under the Guarantee, the Facility Agreements, the Swap Agreement, this Mortgage or otherwise; and to recover judgment for any amount due by the Owner under this Mortgage; and

        (viii) to sell the Vessel or any interest therein with or without the benefit of any charterparty by public auction at home or abroad, or by private sale upon at least ten (10) business days prior written notice to the Owner and upon such terms as the Mortgagee in its absolute discretion may determine, with power to postpone any such sale and in the absence of negligence or willful neglect without being answerable for any loss occasioned by such sale or resulting from postponement thereof.

8.      APPLICATION OF PROCEEDS

        The proceeds of any sale made either under the power of sale hereby granted to the Mortgagee or the Creditors or under a judgment or decree in any judicial proceedings for the foreclosure of this Mortgage or for the enforcement of any remedy granted to the Mortgagee or the Creditors hereunder, or any net earnings arising from the management, charter or other use of the Vessel by the Mortgagee or the Creditors under any of the powers herein contained or by law provided, or the proceeds of any and all insurances relating to the Vessel and any claims for damages on account of the Vessel or the Owner of any nature whatsoever or any requisition compensation, shall be applied as follows:

        FIRST: To the payment of all costs and expenses (together with interest thereon at the Default Rates) of the Mortgagee and the Creditors, as applicable, including the reasonable compensation of its agents and attorneys, by reason of any sale, retaking, management or operation of the Vessel and all other sums payable to the Mortgagee and the Creditors hereunder by reason of any expenses or liabilities incurred or advances made by it for the protection, maintenance and enforcement of the security or of any of its rights hereunder or in the pursuit of any remedy hereby conferred; and at the option of the Mortgagee and the Creditors to the payment of all taxes, assessments or liens claiming priority over the lien of this Mortgage;

        SECOND: To the payment in full of the Outstanding Indebtedness if then due and payable; and

        THIRD: Any surplus thereafter remaining, to the Owner or the Owner's successors in interest and assigns or to whomsoever may be entitled thereto.

        In the event that the proceeds are insufficient to pay the amounts specified in paragraphs "First" and "Second" above, the Mortgagee and the Creditors shall be entitled to collect the balance from the Owner or any other person liable therefor.

9.      DELEGATION

        The Mortgagee and the Creditors shall be entitled at any time and as often as may be expedient to delegate all or any of the powers and discretions vested in them by this Mortgage (including the power vested in the Mortgagee by virtue of Clause 10 hereof) in such manner and upon such terms and to such persons as the Mortgagee and the Creditors in their absolute discretion may think fit.

10.     POWER OF ATTORNEY

        The Owner hereby irrevocably appoints the Mortgagee as its attorney-in-fact to do in its name or in the name of the Owner all acts which the Owner, or its successors or assigns, could do in relation to the Vessel, including without limitation, to execute and deliver charters and a bill of sale with respect to the Vessel,

        PROVIDED, HOWEVER, that such power shall not be exercisable by or on behalf of the Mortgagee unless and until any Event of Default stipulated in Clause 7(A) hereof shall occur.

11.     RECORDATION

        For the purpose of recording this First Preferred Mortgage as required by Chapter 3 of Title 22 of the Liberian Code of Laws of 1956, as amended, the total amount is U.S.

        $_____________, of which U.S. $27,000,000 represents the Senior Loan, of which U.S. $3,000,000 represents the Junior Loan, of which U.S. $_______________ represents the Senior Contingent Sum and of which U.S. $______________ represents the Junior Contingent Sum, and interest and performance of mortgage covenants. The date of maturity with respect to the total amount of the Mortgage is on demand. The discharge amount is the same as the total amount. For property other than the Vessel if any should be determined to be covered by this Mortgage, the discharge amount is 0.01% of the total amount.

12.     NOTICES

        Notices and other communications required or permitted by this Mortgage shall, until further notice in writing of a change therein, be in writing delivered personally or mailed (airmailed, if international) by registered or certified mail, with proof of delivery requested, telexed or telefaxed as follows:


        If to the Owner:  Alta Ltd.
                                  c/o General Maritime I Corporation
                                  730 Fifth Avenue
                                  New York, N.Y.  10019

                                  Attn.: General Partner
                                  Telefax No.:  +(212) 698-9628

        If to the Mortgagee:      Christiania Bank of Kreditkasse ASA
                                  P.O. Box 1166 Sentrum
                                  0107 Oslo 1,
                                     Norway

                                  Attn: Shipping/Offshore/Aviation
                                  Telefax No.:  +011-47-22-48-66-68

        Every notice or demand shall, except so far as otherwise expressly provided by this Mortgage, be deemed to have been received, in the case of letter, on the date of delivery to the recipient thereof, and in the case of a telefax transmission, on the date and at the time of dispatch thereof (provided that if the date of dispatch is not a business day in the locality of the party to whom such notice or demand is sent it shall be deemed to have been received on the next following business day in such locality).

            IN WITNESS WHEREOF, the Owner has executed this Mortgage by its duly authorized representative on the day and year first above written.


                              Signed, sealed and delivered as a Deed by Alta
                              Ltd.


                              By:_______________________________
                                  Name:  Peter C. Georgiopoulos
                                  Title: Director



                              By:_______________________________
                                    Name:  Mary Georgiopoulos
                                    Title: Assistant Secretary

                           ACKNOWLEDGMENT OF MORTGAGE



STATE OF NEW YORK )
       : ss.
COUNTY OF NEW YORK)


            On this 20th day of May, 1997 before me personally appeared Peter C. Georgiopoulos, to me known who being by me duly sworn did depose and say that he
resides at                        , that he is the Director of Alta Ltd., the
company described in and which executed the foregoing instrument; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said Company.




                                          Notary Public